As Filed With the Securities and Exchange Commission on April 29, 2009
                                                     Registration No. 333-157202

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PARAISO PRODUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      5499
            (Primary Standard Industrial Classification Code Number)

                                   26-0489139
                        (IRS Employer Identification No.)

                            864 North 2nd Street #365
                               El Cajon, CA 92021
                                 (775) 352-3815
   (Address and telephone number of registrant's principal executive offices)

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                    Phone: (305) 531-1174 Fax: (305) 531-1274
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed         Proposed
 Title of                              maximum          maximum
securities             Amount          offering        aggregate     Amount of
   to be               to be            price          offering     registration
registered           registered       per share(2)      price(1)        fee
--------------------------------------------------------------------------------
Common Stock         9,000,000          $.002          $18,000         $0.71
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.002 per share.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                            PARAISO PRODUCTIONS, INC.
                        9,000,000 Shares of Common Stock
                                $.002 per share


This is the initial offering of common stock of Paraiso Productions, Inc. and no public market exists for the securities being offered. We are offering for sale a total of 9,000,000 shares of our common stock on a "self-underwritten", all-or-none basis. The shares will be offered at a fixed price of $.002 per share for a period of 180 days from the date of this prospectus. The offering will end on _________, 2009 (Date to be determined upon effectiveness of the Registration Statement). There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on an all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, by check from the checking account, without interest or deduction within 3 business days, ________, 2009 (Date to be inserted upon effectiveness of the Registration Statement). Please see the "Risk Factor" section for a discussion of the risk to investors because we are not utilizing an escrow or trust account for the proceeds of the offering. See "Use of Proceeds" and "Plan of Distribution".


Paraiso Productions, Inc. is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.002           $18,000            $0             $18,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      Subject to Completion, Dated , 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated With Our Company                                      4
     Risks Associated With This Offering                                    9
USE OF PROCEEDS                                                            11
DETERMINATION OF OFFERING PRICE                                            11
PLAN OF DISTRIBUTION                                                       11
     Terms of the Offering                                                 12
     Procedures for Subscribing                                            13
DESCRIPTION OF SECURITIES                                                  13
INTEREST OF NAMED EXPERTS AND COUNSEL                                      14
DESCRIPTION OF OUR BUSINESS                                                14
     Principal Products and Their Markets                                  14
     Distribution Methods                                                  16
     Status of Any Publicly Announced New Products                         16
     Competition                                                           17
     Sources and Availability of Products                                  17
     Dependence on One or a Few Major Customers                            17
     Patents and Trademarks                                                17
     Need for Any government Approval of Principal Products                17
     Government and Industry Regulation                                    18
     Research and Development Activities                                   18
     Environmental Laws                                                    18
     Employees and Employment Agreements                                   18
DESCRIPTION OF PROPERTY                                                    18
LEGAL PROCEEDINGS                                                          18
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   18
FINANCIAL STATEMENTS                                                       21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                              24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               25
EXECUTIVE COMPENSATION                                                     26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                       29
AVAILABLE INFORMATION                                                      29

                            PARAISO PRODUCTIONS, INC.
                            864 North 2nd Street #365
                               El Cajon, CA 92021

                                 (775) 352-3815


                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "Paraiso", "Paraiso Productions", "we," "us," and "our" are to Paraiso Productions, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY


Paraiso was incorporated in the State of Nevada on July 5, 2007. The Company was formed to open and operate coffee kiosks suitable for drive-thru sites at parking lots and gas stations next to high traffic roads in Puerto Vallarta, Mexico. We are a development stage company and have not yet commenced business operations or generated any revenues. We are a "shell company" as defined by Rule 405 of the Securities Act. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank of $6,748.

Our administrative offices are currently located at 864 North 2nd Street #365, El Cajon, CA. Our fiscal year end is September 30.


THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered        9,000,000 Shares of common stock, par value
                                $.001.

Offering Price per Share        $.002


Offering Period                 The shares are being offered for a period not to
                                exceed 180 days. The offering will end on _________, 2009 (Date to be determined upon effectiveness of the Registration Statement). In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.


Net Proceeds                    $18,000


Use of Proceeds                 We intend to use the proceeds to expand our
                                business operations. Please refer to "Use of Proceeds" on page 12 for a more detailed disclosure.


Number of Shares Outstanding
Before the Offering:            7,250,000

Number of Shares Outstanding
After the Offering:             16,250,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If the shares in this offering are sold, our executive officer and director will own 45% of our common stock. Due to the amount of her share ownership, she may have a significant influence in determining the outcome of all corporate transactions.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE COMPANY AND IS ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Maria Banda, the sole Officer and Director of the company, currently devotes approximately 10 hours per week to company matters. Our business plan does not provide for the hiring of any additional employees until we open our first coffee kiosk. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Banda. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in July 2007; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our founder for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, we will be unable to implement our business plans. We can also not guarantee that anticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.


Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders. At this time in the banking and financial markets there have been major reductions in investor and lender willingness to provide capital to new businesses throughout the world. In our efforts to seek additional funding we may find it difficult or impossible to obtain any debt financing.


If we are not successful in raising sufficient capital through this offering, we may have to abandon our business plans, cease operations and go out of business; seek alternative and acceptable sources of capital; or bring in additional capital that may result in a change of control. In the event of any of these circumstances you could lose a substantial part or all of your investment. In addition, we cannot guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet commenced our business and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR DEPENDENCE ON THE SALE OF COFFEE PRODUCTS AND LACK OF DIVERSIFICATION MAY AFFECT THE SUCCESS OF OUR BUSINESS IF THERE IS INSUFFICIENT DEMAND FOR THESE PRODUCTS.

Our proposed business will be centered on the sale of coffee beverages: espresso, cappuccino, coffee and teas. We have yet to open our first location. We expect that substantially all of our revenue will be derived from the sale of coffee beverages once we are operational.

IF THERE IS INSUFFICIENT DEMAND OR A DECREASE IN THE DEMAND FOR COFFEE AND SIMILAR BEVERAGES WHERE OUR PROPOSED BUSINESS WILL BE LOCATED, OUR OPERATING RESULTS AND FINANCIAL CONDITION WILL SUFFER.

Significant health or other concerns with respect to coffee consumption, seasonal variation and adverse economic or other conditions could all result in decreased coffee consumption and have a material adverse effect on our proposed business.


THE RETAIL SPECIALTY COFFEE INDUSTRY IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET A DESIRABLE OFFERING OF PRODUCTS THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Operating retail coffee outlets is a highly competitive business, with many who have greater technical expertise, financial resources and marketing capabilities than we do. We plan to compete by providing a selection of specialty coffee from all the local roasting companies, and various coffee blends and baked goods, including unique ones we create, and also serve teas from around the world. We are a relatively small retailer and our position in the industry as a whole is insignificant. Locally, we will compete against a number of nearby specialty coffee retail outlets, including national retailers as well as other less well known companies. Such competitors have substantially greater resources and expertise than we do and significant competitive advantages over us. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start-up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed and investor will likely lose their money.


OUR SUPPLY COSTS MAY BE HIGHER THAN WE EXPECT BECAUSE OF FLUCTUATION IN AVAILABILITY AND THE COST OF ROASTED COFFEE.


We do not expect be able to roast any of our own coffees unless and until we have sufficient funds to acquire a roasting machine, the timing of which, is not assured. We expect the costs involved in acquiring and operating a roasting machine to be approximately $35-40,000, but may be more or less than that. Until we acquire our own roasting machine we expect to enter into periodic supply agreements with third parties. We may be unable to enter into supply contracts with third parties to supply high quality roasted beans at a price we can afford. Any inability to enter into a suitable supply agreement could have a material adverse effect on our business.

WE HAVE NOT IDENTIFIED PRINCIPAL SUPPLIERS OR SOURCES OF OUR RAW MATERIALS.

At this time we have no established supply relationships. We may be unable to enter into supply contracts with third parties to supply the high quality roasted beans we desire. There is no assurance that we will be able to establish a suitable supply relationship for roasted coffee or, if established, that such sources of supply would be able to provide us with the quantities or the quality of roasted beans that we may require at prices we can afford. Any inability to enter into a suitable supply agreement could have a material adverse effect on our business.


ANY SUPPLIER FROM WHOM WE PURCHASE COFFEE IS SUBJECT TO VOLATILITY IN THE SUPPLY AND PRICE OF COFFEE BEANS.

Although most coffee trades in the commodity markets, coffee of the quality we intend to purchase typically trades on a negotiated basis at a substantial premium above commodity coffee pricing, depending on the supply and demand at the time of purchase. Supply and price can be affected by many factors such as weather, economics and/or politics in the producing countries. At various times, organizations representing those interests such as the International Coffee Organization and other groups such as the Association of Coffee Producing Countries have attempted to reach agreements or take actions that cause prices to rise.

COFFEE PRICES ARE EXTREMELY VOLATILE, POSSIBLY RESULTING IN OUR NOT BEING ABLE TO SECURE COFFEE AT A PRICE WE CAN AFFORD.

We believe that increases in the cost of purchased coffee can, to a certain extent, be passed through to customers in the form of higher prices for the beans and beverages sold. We believe that our customers will accept reasonable price increases made necessary by increased costs. Our ability to raise prices, however, may be limited by competitive pressures if other coffee retailers in our market do not raise prices in response to increased coffee prices. Any inability to pass through higher coffee prices in the form of higher retail prices for beans and beverages could have a material adverse effect on business profitability. Alternatively, if coffee prices remain too low, there could be adverse impacts on the level of supply and quality of coffees available from producing countries, which could also have a material adverse effect on our efforts.


BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT, TRADEMARK OR COPYRIGHT PROTECTION FOR OUR PROPOSED BUSINESS THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We currently have no patents or trademarks for our planned products or name. If business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our products. Any encroachment upon our corporate information, including the unauthorized use of our name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create name recognition, cause customer confusion and/or have a detrimental effect on our business. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

COMPLIANCE WITH MEXICAN HEALTH AND OTHER GOVERNMENT REGULATIONS APPLICABLE TO OUR BUSINESS MAY RESULT IN INCREASED COSTS OF OPERATION WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The coffee business is subject to various Mexican local and federal governmental regulations, standards and other requirements for food storage, preparation facilities, food handling procedures and labor standards. We are also subject to license and permit requirements relating to health and safety. If we encounter difficulties in obtaining any necessary licenses or permits or complying with these ongoing and changing regulatory requirements we may have difficulty or may not even be able to open our coffee business. The occurrence of any of these problems could materially harm the success of our business and result in the entire loss of your investment.


AN ECONOMIC DOWNTURN COULD RESULT IN A DECREASE IN SALES AND EARNINGS.


The retail coffee industry is subject to cyclical variations in the general economy and to uncertainty regarding future economic prospects. Economic downturns could affect consumer spending habits by decreasing the overall demand for our products resulting in a decrease in any future sales and earnings. Beginning in 2008, the Mexican economy, like that in the United States has experienced an economic decline. Should this economic slowdown continue through the rest of 2009, the economic impact upon our business plan would be we would be forced to slow our planned Kiosks openings until 2010 or later. In addition, should a trend continue of consumers reducing their demand for premium specialty coffee, we might not be able to sell our planned products at a profit. As we are directly subject to these consumer economic factors, we may be unable to open our planned Kiosks or be able to become a profitable business. As a result, we would close our planned business and investors would lose all of their investments.


BECAUSE WE WILL BE OPERATING PRIMARILY IN MEXICO, OUR BUSINESS WILL BE SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.


Our bank account is in U.S. Dollars and is held in a U.S. bank, but our main operations will be in Mexico. Over the past decade the country has suffered problems from inflation, external debt and budget deficits. If in the future the exchange rate for the Mexican Peso fluctuates substantially this could cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations. The Mexican Peso approximate exchange rate to one U.S. Dollar in April 2009 is 13 Pesos to 1 Dollar, in April 2007 and 2006 it was 11 Pesos to 1 Dollar. The Mexican Peso approximate exchange rate to one Brazil Real in April 2009 is 6 Pesos to 1 Real, in April 2007 and 2006 is was 6 Pesos to 1 Real. Over the last year, our Peso has been devalued compared to the U.S. Dollar, but has been close to par with Brazil and South America currencies. Thus the current economic climate has made it more expensive for Mexico to purchase U.S. made goods and services, but has had little effect on Mexico's purchase of goods and services from South America. If our Peso is further devalued against the U.S. Dollar in 2009 and we receive U.S. Dollars in 2009 from stock sale proceeds, with no other changes, our current Use of Proceeds will result in an excess of proceeds. To match our stock sale proceeds to our proposed uses, we would then need to either expand our operational uses to possibly accelerate our timetable for our business plan, or lower our proposed offering, as less U.S. Dollars would be needed to pay for our proposed uses. While we do not plan to purchase the majority of our goods and services from the U.S., we will have costs associated with our payments to U.S. legal and accounting firms, and to U.S. regulatory agencies. Thus, if our currency should be further devalued, our costs would rise and our results from operations would decrease or change to losses, depending upon the material amount of our U.S. costs. Investors should be aware that in a scenario of a possible excessive currency devaluation of the Peso, we could become so unprofitable or our costs so excessive, we would cease operations and investors would lose all of their investments.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all the funds we receive will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We plan to contact a market maker regarding obtaining a listing for trading on the OTC Electronic Bulletin Board. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to apply for trading. There is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.


THE SHARES OFFERED THROUGH THIS PROSPECTUS WERE ARBITRARILY PRICED.

There has been no public market for our securities. The price to the public of the shares offered herein has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value, or any other recognized criteria of value. The actual value of the shares may be less than the price you pay for them.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer will own 45% of our common stock. Due to the amount of her share ownership, she may have a significant influence in determining the outcome of corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. As disclosed earlier, we plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK SAVINGS ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank savings account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all funds deposited to the original purchasers in the event all shares in the offering are not sold. However, since the funds will not be placed into an escrow, trust or similar account, there can be no guarantee that any creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.


                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $18,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

                   Proceeds to company                $18,000
                                                      -------
                   Kiosk Cost                           9,000
                   Rent and Utilities                   2,050
                   Inventory                            2,250
                   Advertising and Marketing              600
                   Salaries                             3,750
                   Working Capital                        350
                                                      -------
                   Total Proceeds                     $18,000
                                                      =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us and is the same price paid for the shares acquired by our existing shareholder. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                              PLAN OF DISTRIBUTION




This is a self-underwritten offering. This prospectus is part of a prospectus that permits our director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our director will sell the shares and intends to offer them to friends, family members and business acquaintances. The sale of the securities will be limited to those with pre-existing relationships with our director (such as friends, family members, business acquaintances) and no general solicitation or advertising will be used nor any broker or finder engaged. She will use the prospectus filed with the Securities and Exchange Commission. In offering the securities on our behalf, our director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.


     a. Our director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.002 per share until the completion of this offering. There is no minimum amount of subscription required per investor.


This offering will commence on the date of this prospectus and continue for a period of 180 days, unless the offering is completed or otherwise terminated by us (the "Expiration Date"). The offering will end on _________, 2009 (Date to be determined upon effectiveness of the Registration Statement).

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank checking account until the total amount of $18,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, by check from the checking account, without interest or deduction within 3 days, ________, 2009 (Date to be inserted upon effectiveness of the Registration Statement). Please see the "Risk Factor" section for a discussion of the risk to investors because we are not utilizing an escrow or trust account for the proceeds of the offering.


PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds made payable to Paraiso Productions, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 45% of our outstanding shares and the purchasers in this offering will own 55%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to September 30, 2008 included in this prospectus have been audited by Malone-Bailey, PC. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.


Our financial statements for the period ended December 31, 2008 included in this prospectus, prepared by the company, have been reviewed by Malone-Bailey, PC.


Joseph I. Emas, Attorney at Law has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS


We intend to market and sell our coffee and tea as a retail endeavor utilizing kiosks in high traffic areas. High traffic areas are locations where cars can easily pull into our kiosk and purchase a cup of coffee on a drive through basis. Examples of high traffic areas are gas stations or parking lots for malls. We intend to open our kiosks in the city of Puerto Vallarta, Mexico. We will open three kiosks in the same city. We intend to open our first kiosk in the month of June, 2009. Our second kiosk we intend to open in the month of July, 2009. Our third kiosk we intend to open in the month of August, 2009. We intend to sell coffee, blended coffee drinks, Italian style espresso beverages, teas, and a small selection of pastries to our customers. We will hand select our coffees and teas after taste testing samples from roasters and tea importers. Our goal is to achieve the highest quality product offering of coffee, espresso based beverages, teas and pastries.

We plan to open our retail coffee kiosks and utilize the experience of management in the restaurant and retail industries and specialize in the sale of the highest quality, fresh locally-roasted coffee beans and espresso related beverages; as well as teas and baked goods. Our plan is to support high-volume locations, giving us the ability to serve up to 120 beverages an hour, obtaining the majority of our revenue from rush-hour commuters. It is our opinion that with the huge commercial success of coffee house chains throughout North America, specialty coffees have become a regular part of daily life for coffee drinking consumers. It is our goal to open kiosks in high traffic areas that will be able to serve the Mexican marketplace's demand for coffee drinks.


If our clientele demands we will also offer a small supply of baked goods that will be delivered fresh to our kiosks by local vendors each day. We believe we will be able to obtain the baked goods from the local bakeries at less net cost rather than buying in bulk as we will have limited storage space in the kiosks.

Various types of beverages will be offered, including lattes, iced coffee drinks, cappuccino, and brewed coffee. We intend to offer the following drinks:

ESPRESSO - Espresso is brewed by forcing, under heavy pressure, the right combination of steam and hot water from an espresso machine boiler, through lightly packed coffee in a stainless steel filter. This produces coffee with a layer of light brown foam or froth. The proper grind of coffee is extremely important to produce espresso. If the grind is too coarse the espresso will be watery. If it is too fine, the espresso will have a fuller body than is necessary. It will also increase extraction time, causing a bitter brew and will reduce the efficiency of the machine and operator.

CAPPUCCINO - A cup of cappuccino is espresso topped with milk foam and froth which slowly dissolves into the espresso. The froth is made in a stainless steel pitcher. The froth is removed with a large spoon and placed on top of the espresso. Often served with a sprinkle of nutmeg, cinnamon or grated chocolate.


CAFE CON LECHE - Also known as cafe au-lait was originally created in France. You brew strong dark coffee, usually French Roast, and serve it with a small pitcher of steamed milk. The coffee and steamed milk are then poured together in more or less equal amounts in a large bowl shaped cup.


CAFE MOCHA - Cafe mocha is made by steaming milk, espresso and 2-3 teaspoons of sweet ground chocolate. Emphasis should be placed not on achieving a thick froth but on thoroughly melting the ground chocolate into the milk. The drink is topped with whipped cream and a sprinkle of chocolate.

TURKISH COFFEE - Turkish coffee is made by an ancient brewing method where ground roasted coffee is boiled in a copper or brass pot which has no cover. Then the coffee is sweetened with lots of sugar.

COFFEE - Plain black brewed coffee served decaf and regular.

ICED COFFEE - Iced coffee is plain coffee, usually a house blend that is brewed double strength so the ice won't dilute it. It is served over ice.

TEA AND ICED TEA - Various flavors of tea served hot or on ice. We will serve black, green, herbal, blends, and decaffeinated teas.

CHAI LATTE - Sweetened Chai syrup (tea and spices) added to steamed milk with froth on top.

HOT CHOCOLATE - Chocolate and steamed milk served with fresh whipped cream.

STEAMED CIDER - Steamed apple cider mixed with spices served hot with whipped cream.

We also intend to create new unique blended coffee drinks. In the future we intend to, subject to sufficient funding from our offering, operations or financing, which there are no assurances of, to acquire a coffee roaster and use our own coffee roasting facilities to create unique flavors of coffee for our kiosks. We believe, but there is no assurance that, owning a selection of our own coffee will provide a competitive advantage.


We plan on emphasizing organic, shade grown, and fair-trade coffee varietals and blends whenever possible.

Our selection of traditional Mexican pastries will be purchased daily from local panaderias, or Mexican bakeries. Authentic Mexican pastries come in many varieties and we will have a changing daily selection.

We will require the proceeds from the offering, along with our cash on hand, to commence and continue operations during our first year. We believe the funding, together with revenues we anticipate and hope to receive during our first year, will allow us to continue in business.

However, there is absolutely no assurance of this because of the uncertainties we know we face as a start-up or development stage entity, and we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. Aside from the verbal agreement we have with our director to provide limited funds to complete our registration process in the event we experience a shortfall of funds, we have no commitments from commercial lenders or anyone else to provide any additional funding, if needed.


To date, our efforts have been concentrated on the investigation and planning stages of our proposed business. Our director has gathered information about the specialty coffee industry and has been involved in a search for and analysis of available, suitable locations for retail coffee kiosks. There is absolutely no assurance that we will be successful in this venture.


DISTRIBUTION METHODS


We plan to utilize our management's background in the restaurant and retail industries to offer our services to patrons throughout Mexico. Our director has a background in the restaurant and retail industries. We plan to offer our services through various retail kiosk locations. The basic distribution of coffee is similar to a traditional storefront except the following differences; a kiosk is solely a drive thru sale whereas a storefront the customers have to park and enter the retail location to make their purchase. Management does not have a specific background in the distribution of coffee, but does have a background in restaurant and retail management.


STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION


Operating retail coffee outlets is a highly competitive business, with many who have greater technical expertise, financial resources and marketing capabilities than we do. We plan to compete by providing a selection of specialty coffee from all the local roasting companies, and various coffee blends and baked goods, including unique ones we create, and also serve teas from around the world. We are a relatively small retailer and our position in the industry as a whole is insignificant. Locally, we will compete against a number of nearby specialty coffee retail outlets, including national retailers as well as other lesser known companies. Such competitors have substantially greater resources and expertise than we do and significant competitive advantages over us.


Coffee prices are determined on worldwide commodity markets and are constantly fluctuating based on a number of political and economic factors. We can only acquire coffee beans, tea and other supplies at whatever the prevailing price in such markets is at the time. We can only price and sell our products to the public at competitive prices determined in retail markets. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start-up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed and investor will likely lose their money.

SOURCES AND AVAILABILITY OF PRODUCTS

We have not yet identified principal suppliers or sources for raw materials. We will utilize our management's background to identify the suppliers of our coffee, tea and pastry products. We intend to hand select our coffees and teas after taste testing samples from roasters and tea importers. We will contact local bakeries to determine which can provide us with fresh pastries on a daily basis at the most competitive price.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, there will be no problem with dependence on one or few major customers.

PATENTS AND TRADEMARKS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

We are not required to apply for or have any government approval for our products or services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in Mexico.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent by our director researching our proposed business we have not spent any funds on research and development activities to date.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer Maria Banda. She devotes approximately 10 hours per week to our business and is responsible for all aspects of our business. Once we are able to open our first kiosk we believe the revenue generated will enable us to hire additional staff to assist her. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

Our principal executive office address is at 864 North 2nd Street #365, El Cajon, CA. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs and should remain sufficient to accommodate our requirements during the initial phases of our business.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes our officer and director from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering. In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We have not currently identified a stock transfer agent.

                              FINANCIAL STATEMENTS


Our fiscal year end is September 30. We intend to provide annual reports, including audited financial statements prepared by an Independent Registered Public Accounting Firm, to our stockholders. Our financial statements for the period from inception to September 30, 2008, audited by Malone & Bailey PC, and the financial statements for the period ended December 31, 2008, prepared by the company and reviewed by Malone & Bailey PC, immediately follow.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


We have generated no revenues since inception and have incurred $898 in expenses for the three months ended December 31, 2008 and $14,267 from inception (July 5, 2007) to December 31, 2008.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2008. For detailed financial information, see the audited financial statements included in this prospectus.

              Balance Sheet Data:          12/31/08        12/31/07
              -------------------          --------        --------

              Cash                          $6,748          $6,725
              Total assets                  $6,748          $6,725
              Total liabilities             $6,515          $2,015
              Shareholders' equity          $  233          $4,710

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. The first three months of our business plan we will be concentrating on completing our Registration Statement and obtaining the required investment capital. We expect that we will only be able to complete the first four months of our business plan without those additional funds. In order to fully implement our business plan for the remaining eight months we would require $18,000. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as kiosk leasing, inventory and advertising while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited basis until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To date, the director has loaned $6,515 to the company for which there are no specific terms of repayment and the loan generates no interest. Our director has verbally agreed to fund up to $75,000 for a twelve month period on an as needed basis which is no guarantee of funds. If our director decides not to make funds available the company will not be able to require such additional funds. We anticipate sales beginning in September of 2010. We intend to generate sales in the amount of $1,110 per month to cover our cost of ongoing operations, although this amount cannot be known and we may generate significantly less or no revenue.


We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in the Notes to our accompanying financial statements, our lack of any guaranteed sources of future capital creates substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

As of the date of this filing, we have taken the following steps: developed our business plan, determined the market in which we intend to open our first retail kiosk location in Ensenada, Baja California, Mexico. We have identified a supplier of the modular kiosk buildings and are currently looking for a suitable retail location to open the first kiosk.


We are now in the process of registering our securities with the Securities and Exchange Commission in order to raise funds to implement our business plan. Our business plan for the next twelve months includes a need for cash of $29,000, We will need the proceeds of the offering to implement our business plan. The offering costs are being paid from our cash on hand. In order to remain in compliance with our obligations as a public company we will need to generate revenue from operations. We estimate the costs of remaining in compliance for the next 12 months will be $11,000. If we are not able to generate enough revenue from operations to cover the expenses associated with a public company our director has agreed to loan the company the funds to do so.


OUR ESTIMATED STEPS AND ASSOCIATED COSTS OF OUR PLAN OF OPERATIONS:

We plan to rely on the experience and technical knowledge of our president, Maria Banda, in order to implement the steps necessary to make our business plan a financial success. Our president's estimates are based upon her experience in managing business overhead and employees, and providing service to customers that generate coffee kiosk profits, however, these are only estimates. The following business plan steps are based on her estimates. These estimates will vary from actual due to fluctuations in future job costs and unpredictable general economic changes such as rising fuel costs and utilities expenses.


FEBRUARY 2009

Our president has completed our business plan and filed a Form S-1 Registration Statement. After the Registration Statement becomes effective, we anticipate securing necessary funding from our offering by June 2009 in order to implement our proposed business plan. Our president intends to delay any expenditures from our offering until June 2009. In the interim, we will use minimum funds necessary from cash on hand to reimburse our president for any immaterial out-of-pocket administrative expenses necessary. All succeeding months after June 2009 are completely contingent upon our successful completion of our offering of $18,000.

JUNE - AUGUST 2009

We intend to order three coffee kiosks at a cost of $2000 per unit totaling $6000 during this three month period.

Associated costs for our business plan during these three months include: Hiring three baristas at a cost of $500 per month totaling $1500, rent for location $300 per month totaling $900, telephone $25 per month totaling $75, utilities $35 per month at a total cost of $105, president's salary $250 per month totaling $750 paid on an accrual basis, product inventory $500 per month totaling $1500, promotional signage $170 per month totaling $510.

The total cost of our operations during this three month period is estimated at $11,340.

SEPTEMBER - NOVEMBER 2009

We plan to begin offering our coffee products in September 2009. Associated costs for our business plan in this three month period include: rent $300 per month totaling $900, telephone $25 per month totaling $75, utilities $35 per month at a total cost of $105, president's salary $250 per month totaling $750, paid on an accrual basis, staff costs for three baristas at $500 per month totaling $1500.

This quarter's total cost of operations estimated at $3,330.

DECEMBER 2009 - FEBRUARY 2010

Associated costs for our business plan in this three month period include: rent $300 per month totaling $900, telephone $25 per month totaling $75, utilities $35 per month at a total cost of $105, president's salary $250 per month totaling $750 paid on an accrual basis, staff costs for three baristas at $500 per month totaling $1,500. This quarter's total cost of operations estimated at $3330.

Our total projected business startup costs from the month we secure our initial funding through the end of this quarter are estimated at $18,000.


After we setup our three retail kiosk locations and begin marketing our products, we anticipate receiving revenues from our customers' in the last quarter of 2009. There are no guarantees we will successful in our product launch, unanticipated delays or the inability to generate business could cause investors to lose their money. Our budgeted costs and projected sales are estimates based upon our president's past business experience.

Our president has verbally agreed to loan the company interest free funds in the event we have a shortfall in operating capital in our start-up phase during the next twelve months.

This potential cash shortfall has been taken into account by our president in her estimates of costs necessary to begin our operations, and maintain enough positive cash flow during the time needed to sell coffee products and receive payment from customers.

Our president has the experience to know that while all of these service sales steps necessary to finally collect payment from customers are based upon reasonable time estimates, we must be prepared for the reality of delays in customer adoption of our products.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

     Name and Address                  Age             Position(s)
     ----------------                  ---             -----------

     Maria Banda                       38         President, Secretary,
     864 North 2nd Street #365                    Treasurer, CEO & CFO
     El Cajon, CA  92021

The person named above is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

Background Information about Our Officer and Director

MS. MARIA BANDA is our President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer.

WORK HISTORY


     * 2003 - Present(Ms. Banda is currently employed full-time by Acentos De Mexico)
          Manager of Acentos De Mexico
          A novelty retail store in Rosarito, Mexico


     *    1999-2003
          Manager of Club Maya restaurant in Ensenada, B.C. Mexico Specialized in making of fine foods.

Education

Preparatory School Lazaro Cardenas Sonora, Mexico

Prior to 1999, Ms. Banda was a student.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Maria Banda,    2008     0          0           0           0          0             0            0          0
President,      2007     0          0           0           0          0             0            0          0
CEO, CFO
and Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Maria          0              0              0           0          0            0           0            0           0
Banda

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Maria Banda         0          0          0             0               0               0             0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address of             Before        After         Before       After
 Beneficial Owner              Offering      Offering      Offering    Offering
 ----------------              --------      --------      --------    --------

Maria Banda                   7,250,000      7,250,000       100%        45%
864 North 2nd Street #365
El Cajon, CA  92021

Officers and
 Directors as a Group         7,250,000      7,250,000       100%        45%

FUTURE SALES BY EXISTING STOCKHOLDER


A total of 7,250,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition for those companies that have been subject to the reporting requirements of section 13 or 15(d) of the Exchange Act for a period of at least 90 days before the sale. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any existing plans to sell her shares at any time after this offering is complete.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2007, 5,000,000 shares were issued to Maria Banda, our officer and director, in exchange for $.002 per share, or a total of $10,000 in cash.

In August 2008, 2,250,000 shares were issued to Maria Banda, our officer and director, in exchange for $.002 per share, or a total of $4,500 in cash.


Ms. Banda is our sole officer, director, promoter and control person. In her capacity as a promoter she will not receive anything of value, directly or indirectly from the company.

Ms. Banda has loaned the company $6,515 as of the date of this prospectus. $2,015 was for organizational costs and $4,500 was for operating costs. The loan bears no interest and there are no specific terms of repayment.


We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

                                 INDEMNIFICATION

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION


We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                      [LETTERHEAD OF MALONE & BAILEY, PC.]




            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Paraiso Productions, Inc.
Reno, Nevada

We have audited the accompanying balance sheets of Paraiso Productions, Inc. ("Paraiso") as of September 30, 2008 and December 31, 2007 the related statements of expenses, changes in shareholders' equity, and cash flows for the nine months ended September 30, 2008, the period from July 5, 2007 (inception) through December 31, 2007, and the period from July 5, 2007 (inception) through September 30, 2008. These financial statements are the responsibility of Paraiso's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Paraiso is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Paraiso's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paraiso as of September 30, 2008 and December 31, 2007 and the results of its operations and its cash flows for the nine months ended September 30, 2008, the period from July 5, 2007 (inception) through December 31, 2007, and the period from July 5, 2007 (inception) through September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Paraiso will continue as a going concern. As discussed in Note 3 to the financial statements, Paraiso has suffered recurring losses from operations and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Malone & Bailey, PC
--------------------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 5, 2009

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                            As of              As of
                                                         September 30,       December 31,
                                                             2008               2007
                                                           --------           --------
ASSETS

CURRENT ASSETS
  Cash                                                     $  7,645           $  6,725
                                                           --------           --------

TOTAL ASSETS                                               $  7,645           $  6,725
                                                           ========           ========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
  Advances Payable to Shareholder                          $  6,515           $  2,015
                                                           --------           --------

TOTAL LIABILITIES                                             6,515              2,015
                                                           --------           --------

STOCKHOLDERS' EQUITY
  Common Stock -
   50,000,000 shares authorized at
   $0.001/par value. 7,250,000 & 5,000,000 shares
   issued and outstanding @ September 30, 2008
   & December 31, 2007, respectively                          7,250              5,000
  Additional Paid-in Capital                                  7,250              5,000
  Accumulated Deficit                                       (13,370)            (5,290)
                                                           --------           --------

TOTAL STOCKHOLDERS' EQUITY                                    1,130              4,710

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  7,645           $  6,725
                                                           ========           ========


 The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions Inc.
                          (A Development Stage Company)
                             Statements of Expenses


                                                  Inception         Inception
                             January 1, 2008   (July 5, 2007)    (July 5, 2007)
                                   to                to                to
                              September 30,      December 31,      September 30,
                                  2008              2007              2008
                               ----------        ----------        ----------
Operating Expense
  Administrative Expense       $    8,080        $    5,290        $   13,370
                               ----------        ----------        ----------

NET LOSS                       $   (8,080)       $   (5,290)       $  (13,370)
                               ==========        ==========        ==========

Basic earnings per share       $       --        $       --

Weighted average number of
 common shares outstanding      5,280,220         1,312,849



 The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
                 (Inception (July 5, 2007) to September 30, 2008

                                                  Common     Additional    Deficit Accum
                                    Common        Stock       Paid-in         During
                                    Stock         Amount      Capital        Dev Stage        Total
                                    -----         ------      -------        ---------        -----
Inception, July 5, 2007                   --     $    --      $    --        $      --       $    --

Stock issued for cash              5,000,000       5,000        5,000               --        10,000

Net loss                                                                        (5,290)       (5,290)
                                  ----------     -------      -------        ---------       -------
Balance, December 31, 2007         5,000,000       5,000        5,000           (5,290)        4,710

Stock issued for cash              2,250,000       2,250        2,250                          4,500

Net loss                                                                        (8,080)       (8,080)
                                  ----------     -------      -------        ---------       -------

Balance, September 30, 2008        7,250,000     $ 7,250      $ 7,250        $ (13,370)      $ 1,130
                                  ==========     =======      =======        =========       =======


 The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                   Inception           Inception
                                              January 1, 2008    (July 5, 2007)      (July 5, 2007)
                                                    to                 to                  to
                                               September 30,       December 31,       September 30,
                                                   2008               2007                2008
                                                 --------           --------            --------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                       $ (8,080)          $ (5,290)           $(13,370)
                                                 --------           --------            --------

Net cash decrease from operating activities        (8,080)          $ (5,290)           $(13,370)
                                                 --------           --------            --------

CASH FLOW FROM FINANCING ACTIVITIES
  Advances from Stockholder                         4,500              2,015               6,515
  Issuance of Common Stock                          4,500             10,000              14,500
                                                 --------           --------            --------

Cash flows provided by financing activities         9,000             12,015              21,015
                                                 --------           --------            --------

Net increase in cash                                  920              6,725               7,645

Cash at beginning of period                         6,725                  0                   0
                                                 --------           --------            --------

Cash at end of period                            $  7,645           $  6,725            $  7,645
                                                 ========           ========            ========


 The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Paraiso Productions, Inc. (the Company) was incorporated under the laws of the State of Nevada on July 5, 2007. The Company was formed to open and operate coffee kiosks. The Company is in the development stage and has not commenced operations. Its activities to date have been limited to capital formation, organization and development of its business plan.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PRESENTATION

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United States. The Company has elected a December 31, year-end.

B. BASIC AND DILUTED EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 5, 2007 (inception).

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 2008 and December 31, 2007, the Company had no cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

G. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from July 5, 2007 (inception) to September 30, 2008 and generated a net loss of $13,370. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management plans are to raise funds through debt or equity offerings, to fund its operations over the next twelve months.

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 4. RELATED PARTY TRANSACTIONS

On August 13, 2007, the Company issued 5,000,000 shares of common stock to its President and sole Director for $10,000.

On August 27, 2008, the Company issued 2,250,000 shares of common stock to its President and sole Director for $4,500.

The Director has loaned the Company $6,515 and $2,015 through September 30, 2008 and December 31, 2007, respectively. The loan bears no interest and there are no specific terms of repayment.

NOTE 5. INCOME TAXES
                                                As of                As of
                                             September 30,         December 31,
                                                 2008                 2007
                                               --------             --------
     Deferred tax assets:
     Net operating loss carryforwards          $  4,456             $  1,799
     Valuation allowance                         (4,546)              (1,799)
                                               --------             --------

     Net deferred tax assets                   $      0             $      0
                                               ========             ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carryforward.

As of September 30, 2008 and December 31, 2007, the Company has net operating loss carryforwards of approximately $13,370 and $5,290, respectively. The net operating loss carryforwards expire twenty years from the date the losses were incurred.

NOTE 7. STOCKHOLDERS' EQUITY

On August 13, 2007 the Company issued a total of 5,000,000 shares of common stock to its President and sole director for cash at $0.002 per share, for a total of $10,000.

On August 27, 2008, the Company issued 2,250,000 shares of common stock to its President and sole Director for cash at $0.002 per share, for a total of $4,500.

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                                  (Unaudited)


                                                          As of              As of
                                                        December 31,      September 30,
                                                           2008               2008
                                                         --------           --------
ASSETS

CURRENT ASSETS
  Cash                                                   $  6,748           $  7,645
                                                         --------           --------

TOTAL ASSETS                                             $  6,748           $  7,645
                                                         ========           ========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
  Advances payable to stockholder                        $  6,515           $  6,515
                                                         --------           --------
TOTAL LIABILITIES                                           6,515              6,515
                                                         --------           --------

STOCKHOLDERS' EQUITY
  Common stock 50,000,000 shares authorized at
   $0.001/par value. 7,250,000 shares
   issued and outstanding @ December 31, 2008 &
   September 30, 2008 respectively                          7,250              7,250
  Additional Paid-in Capital                                7,250              7,250
  Deficit accumulated                                     (14,267)           (13,370)
                                                         --------           --------
TOTAL STOCKHOLDERS' EQUITY                                    233              1,130
                                                         --------           --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                  $  6,748           $  7,645
                                                         ========           ========


  The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                  (Unaudited)

                                                                                 Inception
                                  October 1, 2008       October 1, 2007        (July 5, 2007)
                                        to                    to                    to
                                    December 31,          December 31,          December 31,
                                       2008                  2007                  2008
                                    -----------           -----------           -----------
Operating Expense
  Administrative Expense            $       897           $     3,050           $    14,267
                                    -----------           -----------           -----------

NET LOSS                            $      (897)          $    (3,050)          $   (14,267)
                                    ===========           ===========           ===========

Basic earnings per share            $     (0.00)           $    (0.00)           $       --

Weighted average number of
 common shares outstanding            7,250,000             5,000,000


 The accompanying footnotes are an integral part of these financial statements

                            Paraiso Productions, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                  (Unaudited)

                                                                                           Inception
                                                  October 1, 2008    October 1, 2007     (July 5, 2007)
                                                        to                 to                 to
                                                    December 31,       December 31,       December 31,
                                                       2008               2007               2008
                                                     --------           --------           --------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                           $   (897)          $ (3,050)          $(14,267)
                                                     --------           --------           --------
Net cash decrease from operating activities              (897)            (3,050)           (14,267)

CASH FLOW FROM FINANCING ACTIVITIES
  Advances from Stockholder                                --                 --              6,515
  Issuance of Common Stock                                 --                 --             14,500
                                                     --------           --------           --------
Cash flows provided by financing activities                --                 --             21,015

Net increase in cash                                     (897)            (3,050)             6,748

Cash at beginning of period                             7,645              9,775                  0
                                                     --------           --------           --------

Cash at end of period                                $  6,748           $  6,725           $  6,748
                                                     ========           ========           ========


 The accompanying footnotes are an integral part of these financial statements

                            PARAISO PRODUCTIONS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1. BASIS OF PRESENTATION, ORGANIZATION AND DESCRIPTION OF BUSINESS

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Financial Statements filed with the SEC on Form S-1/A. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period is not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period ended September 30, 2008, as reported in the Form S-1/A, have been omitted.

Paraiso Productions, Inc. (the Company) was incorporated under the laws of the State of Nevada on July 5, 2007. The Company was formed to open and operate coffee kiosks. The Company is in the development stage and has not commenced operations. Its activities to date have been limited to capital formation, organization and development of its business plan.

The Company's financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United States. The Company has elected a September 30, year-end.

NOTE 2. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from July 5, 2007 (inception) to December 31, 2008 and generated a net loss of $14,267. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management plans are to raise funds through debt or equity offerings, to fund its operations over the next twelve months.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

                     Legal                           $1,500
                     Accounting                       3,500
                     Edgar Fees                           1
                     Transfer Agent fees                750
                     Printing of Prospectus             150
                                                     ------
                         TOTAL                       $5,901
                                                     ======

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 13, 2007, 5,000,000 shares of common stock were issued to Maria Banda, the officer and director of the company, in exchange for $10,000, or $.002 per share. On August 27, 2008, and additional 2,250,000 shares of common stock were issued to Ms. Banda in exchange for $4,500, or $.002 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoter of the company and bear a restrictive legend.

                                    EXHIBITS

The following exhibits are included with this filing on Form S-1:


     Exhibit No.                        Description
     -----------                        -----------

        3.1              Articles of Incorporation (Previously Filed)
        3.2              Bylaws (Previously Filed)
        5.1              Opinion re: Legality
       23.1              Consent of Independent Auditors
       23.2              Consent of Counsel (See Exhibit 5.1)
       99                Subscription Agreement


a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, CA on April 27, 2009.

                              Paraiso Productions, Inc., Registrant


April 27, 2009                By: /s/ Maria Banda
                                  ----------------------------------------------
                                  Maria Banda, Sole Director, President,
                                  Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Maria Banda                Chief Executive Officer            April 27, 2009
--------------------------     ----------------------------       --------------
Maria Banda                            Title                            Date


/s/ Maria Banda                Chief Financial Officer            April 27, 2009
--------------------------     ----------------------------       --------------
Maria Banda                            Title                            Date


/s/ Maria Banda                Principal Accounting Officer       April 27, 2009
--------------------------     ----------------------------       --------------
Maria Banda                            Title                            Date


/s/ Maria Banda                     Sole Director                 April 27, 2009
--------------------------     ----------------------------       --------------
Maria Banda                            Title                            Date